EXHIBIT 99.1

Contacts:

Aehr Test Systems	PondelWilkinson, Inc.
Chris Siu	Todd Kehrli or Jim Byers
Chief Financial Officer	Analyst/Investor Contact
csiu@aehr.com	tkehrli@pondel.com
jbyers@pondel.com

Aehr Test Systems Reports Fiscal 2025 Second Quarter Financial Results

 and Reiterates Full Year Financial Guidance

Fremont, CA (January 13, 2025) – Aehr Test Systems (NASDAQ: AEHR), a worldwide supplier of semiconductor test and burn-in equipment, today announced financial results for its second quarter of fiscal 2025 ended November 29, 2024.

Fiscal Second Quarter Financial Results:

•	Net revenue was $13.5 million, compared to $21.4 million in the second quarter of fiscal 2024.
•	GAAP net loss was $(1.0) million, or $(0.03) per diluted share, compared to GAAP net income of $6.1 million, or $0.20 per diluted share, in the second quarter of fiscal 2024.
•	Non-GAAP net income, which excludes the impact of stock-based compensation, amortization of intangible assets, the acquisition-related fair value adjustment to inventory, and acquisition-related costs, was $0.7 million, or $0.02 per diluted share, compared to non-GAAP net income of $6.7 million, or $0.23 per diluted share, in the second quarter of fiscal 2024.
•	Bookings were $9.2 million for the quarter.
•	Backlog as of November 29, 2024 was $12.4 million. Effective backlog, including bookings since November 29, 2024, is $26.6 million.
•	Total cash, cash equivalents and restricted cash as of November 29, 2024 was $35.2 million, compared to $40.8 million as of August 30, 2024.

Fiscal First Six Months Financial Results:

•	Net revenue was $26.6 million, compared to $42.1 million in the first six months of fiscal 2024.
•	GAAP net loss was $(0.4) million, or $(0.01) per diluted share, compared to GAAP net income of $10.8 million, or $0.36 per diluted share, in the first six months of fiscal 2024.
•	Non-GAAP net income was $2.8 million, or $0.10 per diluted share, which excludes the impact of stock-based compensation, amortization of intangible assets, the acquisition-related fair value adjustment to inventory, and acquisition-related costs, compared to non-GAAP net income of $11.9 million, or $0.40 per diluted share, in the first six months of fiscal 2024.
•	Cash used in operating activities was $3.5 million for the first six months of fiscal 2025.

An explanation of the use of non-GAAP financial measures and a reconciliation of Aehr’s non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the accompanying tables.

Recent Business Achievements:

•	Secured the first artificial intelligence (AI) processor customer for wafer level burn-in, utilizing the new high-power FOX-XPTM solution for wafer level production test and burn-in of AI processors.
•	Secured the first volume production orders from an AI processor customer for package part burn-in, utilizing recently acquired Sonoma ultra-high-power systems for high-volume production test and burn-in of AI processors.
•	Secured the first gallium nitride (GaN) customer for high-volume production wafer level burn-in of GaN devices using Aehr FOX-XP platform.

Aehr Test Systems Reports Second Quarter Fiscal 2025 Financial Results

January 13, 2025

Gayn Erickson, President and CEO of Aehr Test Systems, commented:

“We achieved significant progress on the key objectives we outlined at the start of the fiscal year, most notably expanding our product reach into additional large and fast-growing markets. Market diversification into artificial intelligence (AI) processors, gallium nitride power semiconductors, data storage devices, silicon photonics integrated circuits, and flash memory is driving new opportunities in terms of customers and revenue. This progress includes our wafer level burn-in solutions and also the success we’re achieving with the new semiconductor package part test and burn-in product line from the acquisition of Incal Technology we closed last August. The acquisition has led to the acceleration of our market diversification with particular success and leverage expanding our total available market (TAM) in AI processors.

“Last month, we reached a significant milestone by securing our first AI processor customer for wafer level burn-in. This includes initial volume production orders for multiple high-power FOX-XP systems and our proprietary WaferPakTM Contactors, which enable full wafer contact for testing and burn-in of AI processors in wafer form before system integration. This achievement represents a technological and commercial breakthrough for Aehr, significantly expanding the market potential for our FOX-XP wafer level test and burn-in systems.

“During the quarter, we secured our first production AI processor customer for package part burn-in, receiving initial volume production orders for multiple Sonoma ultra-high-power systems. This customer is a large-scale data center hyperscaler and provides computing power and storage capacity to millions of individuals and organizations worldwide. System shipments have already commenced to their contract manufacturer doing test and burn-in for them in Asia. We see a significant potential to expand our packaged part test and burn-in business with the product line acquired from Incal, and feel we are particularly well positioned to capitalize on opportunities in the rapidly growing AI semiconductor market with the ultra-high power Sonoma product line. We estimate that the combined wafer level and package part reliability test and production burn-in market for AI processors will exceed $100 million annually in the future, and with our comprehensive product portfolio we believe we can capture a meaningful share of this market.

“Last week we announced another exciting milestone with our first gallium nitride (GaN) semiconductor production order. This achievement expands our production wafer level burn-in market for power semiconductors beyond silicon carbide used in electric vehicles, data center power conversion, and solar to now include GaN, a high-performance compound semiconductor optimized for mid-power applications such as data centers, solar energy, automotive systems, and consumer computing. Over the past 12 months, we have collaborated with this lead customer using our FOX-NP system, leading to their purchase of multiple WaferPak reference designs for diverse GaN applications. GaN offers a broader application range than silicon carbide and is poised for significant growth in the coming decade. With an expected compound annual growth rate (CAGR) exceeding 40%, the GaN market is projected to surpass $2 billion in annual device sales by 2029, according to Yole Group’s Power SiC/GaN Compound Semiconductor Market Monitor. Additionally, Frost & Sullivan estimates GaN semiconductors will account for over 10% of the worldwide power semiconductor industry by 2028. This transformative technology represents a significant growth opportunity for Aehr's wafer level test and burn-in solutions, positioning us to capitalize on the rapid expansion of the GaN market.

“In addition, we are excited about our opportunity for production burn-in and stabilization of devices used in hard disk drives using our FOX-CP systems and WaferPak Contactors. Our lead customer for this application is ramping this year and has told us that they will purchase multiple production systems from us over the next few quarters to support their planned new product rollout and ramp. This customer, first announced back in 2019 prior to the COVID-19 pandemic, initially purchased our FOX-CP single wafer test and burn-in solution to support the qualification and early test stages of this new product aimed at the enterprise and data center markets. We view the data storage market both for hard disk drives and flashed-based semiconductor solid-state disk drives as significant growth opportunities for our systems. These markets have applications with devices made up of multiple die in complex structures, or in multiple die stacked on top of each other before they are put into higher-level packages or systems. These devices require exceptionally high levels of quality and long-term reliability of the die before they are put into these packages or systems, which aligns perfectly with the capabilities of our wafer level test and burn-in systems.

Aehr Test Systems Reports Second Quarter Fiscal 2025 Financial Results

January 13, 2025

“Aehr also continues to expand its presence in the silicon carbide power semiconductor market, a critical sector for power conversion for electric vehicle traction inverters, charging infrastructure, and a range of industrial, data center, and infrastructure applications. Based on recent market forecasts, growth in silicon carbide sales outside of China should remain challenging before recovering in calendar 2026. We believe we are well positioned in this market as we have a large customer base and are currently engaged in benchmarking efforts with multiple potential new silicon carbide customers around the globe, including in China. While we remain cautiously optimistic about the opportunities in China, we also recognize the geopolitical, trade, and intellectual property risks associated with this market. Recently, we filed a lawsuit in China against a local supplier for intellectual property infringement. This action relates to features of products by that company targeted at wafer level burn-in of silicon carbide devices that we believe infringe on Aehr’s intellectual property and patents granted to Aehr by the Chinese patent office. Our current fiscal year forecast includes contemplated orders and revenue yet to be booked for silicon carbide wafer level burn-in systems and WaferPaks destined for silicon carbide manufacturers in China. It is important to bring this to our shareholders attention, as recent trade-related developments in the U.S. and the emergence of competitive offerings in China that we believe infringe on our intellectual property have heightened the risk associated with bookings and revenue from Chinese customers.

“As we look at the composition of our total revenue for this fiscal year, silicon carbide is expected to account for less than half our total revenue as we have seen our expansion into additional markets capture real market share gains. AI processors, including wafer level and package parts, could comprise as much as 40% of our total revenue this fiscal year, up from effectively zero revenue last year. GaN, hard disk drives, silicon photonics integrated circuits, and other semiconductor package part revenues will comprise about another 20% of total revenue. We are not pivoting away from silicon carbide but rather are generating growth in these other markets while not seeing the growth in silicon carbide this year like we saw last year. According to recent market research from companies such as Yole, the estimated revenue for silicon carbide semiconductors in 2024 was around $2.5 billion and is expected to reach $10 billion by the end of the decade. To put this into perspective, the semiconductor market is projected to grow from about $600 billion overall in 2024 to over $1 trillion by the end of this decade, so silicon carbide will be about 1% of the overall semiconductor market by 2030.

“Aehr’s innovative solutions are poised to capitalize on this growth in the overall semiconductor market by addressing the critical reliability needs of next-generation applications and leveraging key megatrends shaping the semiconductor industry. Reliability has become a critical priority across a wide range of industries, including combustion and electric vehicles, data centers, electrification of the worlds infrastructure, and a wide range of AI applications. Factors such as smaller semiconductor geometries, the increasing adoption of compound and optical semiconductors, and the complexities of ensuring semiconductor reliability ever increasing power and performance of semiconductors and advanced packaging are driving the demand for wafer level and packaged part test and burn-in systems. Aehr’s solutions are instrumental in reducing early operational failures and ensuring long-term device performance in these rapidly advancing markets.

“With strong customer engagements, expanding market opportunities, and innovative products designed to meet evolving demands, we are optimistic as we move into the second half of our fiscal year and maintain our previously stated financial guidance for the fiscal year.

“As we’ve stated before, given the nature of our business with our high ASPs, our quarterly revenue can experience significant variability if system orders anticipated by quarter-end are delayed by even a few days. This was the case in this last quarter, and why we do not provide quarterly guidance. In the case of both our new GaN and wafer level AI customers, both requested pre-built systems that we fully expected to ship to them within the quarter. However, the purchase orders were not finalized until after the quarter ended. Looking past quarterly variations to the full year and beyond, we are excited about the current and emerging market opportunities for our products, which not only position us for a successful fiscal year, but also lay a solid foundation for long-term, sustainable growth in the years ahead.”

Aehr Test Systems Reports Second Quarter Fiscal 2025 Financial Results

January 13, 2025

Fiscal 2025 Financial Guidance:

For the fiscal year ending May 30, 2025, Aehr is reiterating its previously provided guidance for total revenue of at least $70 million and non-GAAP net profit before taxes of at least 10% of revenue.

Management Conference Call and Webcast:

Aehr Test Systems will host a conference call and webcast today at 5:00 p.m. Eastern (2:00 p.m. PT) to discuss its second quarter fiscal 2025 operating results. To access the live call, dial +1 888-506-0062 (US and Canada) or +1 973-528-0011 (International) and give the participant passcode 747530.

In addition, a live and archived webcast of the conference call will be available over the Internet at www.aehr.com in the Investor Relations section and may also be accessed by clicking here. A phone replay of the call will be available approximately two hours following the end of the live call and will remain available for one week. To access the call replay, dial +1 877-481-4010 (US and Canada) or +1 919-882-2331 (International) and enter replay passcode 51776.

About Aehr Test Systems

Headquartered in Fremont, California, Aehr Test Systems is a leading provider of test solutions for testing, burning-in, and stabilizing semiconductor devices in wafer level, singulated die, and package part form, and has installed thousands of systems worldwide. Increasing quality, reliability, safety, and security needs of semiconductors used across multiple applications, including electric vehicles, electric vehicle charging infrastructure, solar and wind power, computing, advanced AI processors, data and telecommunications infrastructure, and solid-state memory and storage, are driving additional test requirements, incremental capacity needs, and new opportunities for Aehr Test products and solutions. Aehr has developed and introduced several innovative products including the FOX-PTM families of test and burn-in systems and FOX WaferPakTM Aligner, FOX WaferPak Contactor, FOX DiePak® Carrier and FOX DiePak Loader. The FOX-XP and FOX-NP systems are full wafer contact and singulated die/module test and burn-in systems that can test, burn-in, and stabilize a wide range of devices such as leading-edge silicon carbide-based and other power semiconductors, 2D and 3D sensors used in mobile phones, tablets, and other computing devices, memory semiconductors, processors, microcontrollers, systems-on-a-chip, and photonics and integrated optical devices. The FOX-CP system is a low-cost single-wafer compact test solution for logic, memory and photonic devices and the newest addition to the FOX-P product family. The FOX WaferPak Contactor contains a unique full wafer contactor capable of testing wafers up to 300mm that enables IC manufacturers to perform test, burn-in, and stabilization of full wafers on the FOX-P systems. The FOX DiePak Carrier allows testing, burning in, and stabilization of singulated bare die and modules up to 1024 devices in parallel per DiePak on the FOX-NP and FOX-XP systems up to nine DiePaks at a time. Acquired through its acquisition of Incal Technology, Inc., Aehr’s new line of high-power packaged part reliability/burn-in test solutions for Artificial Intelligence (AI) semiconductor manufacturers, including its ultra-high-power Sonoma family of test solutions for AI accelerators, GPUs, and high-performance computing (HPC) processors, position Aehr within the rapidly growing AI market as a turn-key provider of reliability and testing that span from engineering to high volume production. For more information, please visit Aehr Test Systems’ website at www.aehr.com.

Safe Harbor Statement

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or Aehr’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “going to,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these words or other similar terms or expressions that concern Aehr’s expectations, strategy, priorities, plans, or intentions. Forward-looking statements in this press release include, but are not limited to, future requirements and orders of Aehr’s new and existing customers; bookings and revenue forecasted for proprietary WaferPakTM and DiePak consumables, as well as the ability to generate bookings and revenue from application of Aehr’s solutions in emerging markets; Aehr’s ability to receive orders and generate revenue in the future, as well as Aehr’s beliefs regarding the factors impacting the foregoing; financial guidance for the full fiscal year 2025; and expectations related to long-term demand for Aehr’s products, the attractiveness of key markets and the ability for AEHR to successfully enter new markets. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Aehr’s recent Form 10-K, 10-Q and other reports filed from time to time with the Securities and Exchange Commission. Aehr disclaims any obligation to update information contained in any forward-looking statement to reflect events or circumstances occurring after the date of this press release.

Aehr Test Systems Reports Second Quarter Fiscal 2025 Financial Results

January 13, 2025

AEHR TEST SYSTEMS
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended			Six Months Ended
	November 29,	August 30,	November 30,	November 29,	November 30,
(In thousands, except per share data)	2024	2024	2023	2024	2023
Revenue:
Product	$11,985	$12,154	$19,837	$24,139	$39,194
Services	1,468	965	1,594	2,433	2,861
Total revenue	13,453	13,119	21,431	26,572	42,055
Cost of revenue:
Product	7,426	5,418	9,707	12,844	19,626
Services	627	623	766	1,250	1,490
Total cost of revenue	8,053	6,041	10,473	14,094	21,116
Gross profit	5,400	7,078	10,958	12,478	20,939
Operating expenses:
Research and development	2,276	2,361	1,972	4,637	4,429
Selling, general and administrative	4,637	4,558	3,518	9,195	6,927
Total operating expenses	6,913	6,919	5,490	13,832	11,356
Income (loss) from operations	(1,513)	159	5,468	(1,354)	9,583
Interest income, net	228	681	631	909	1,212
Other income (expense), net	40	(26)	10	14	4
Income (loss) before income tax expense (benefit)	(1,245)	814	6,109	(431)	10,799
Income tax expense (benefit)	(217)	154	20	(63)	36
Net income (loss)	$(1,028)	$660	$6,089	$(368)	$10,763

Net income (loss) per share:
Basic	$(0.03)	$0.02	$0.21	$(0.01)	$0.37
Diluted	$(0.03)	$0.02	$0.20	$(0.01)	$0.36
Shares used in per share calculations:
Basic	29,659	29,107	28,801	29,383	28,725
Diluted	29,659	29,632	29,769	29,383	29,700

Aehr Test Systems Reports Second Quarter Fiscal 2025 Financial Results

January 13, 2025

AEHR TEST SYSTEMS
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Unaudited)

	Three Months Ended			Six Months Ended
	November 29,	August 30,	November 30,	November 29,	November 30,
(In thousands, except per share data)	2024	2024	2023	2024	2023
Reconciliation of GAAP to non-GAAP gross profit
GAAP gross profit	$5,400	$7,078	$10,958	$12,478	$20,939
Special items:
a) Stock-based compensation expense	69	93	101	162	164
b) Acquisition related adjustments	629	-	-	629	-
Non-GAAP gross profit	$6,098	$7,171	$11,059	$13,269	$21,103
Reconciliation of GAAP to non-GAAP operating expenses
GAAP operating expenses	$6,913	$6,919	$5,490	$13,832	$11,356
Special items:
a) Stock-based compensation expense	(1,006)	(777)	(537)	(1,783)	(996)
b) Acquisition related adjustments	5	(146)	-	(141)	-
c) Acquisition related costs	(20)	(477)	-	(497)	-
Non-GAAP operating expenses	$5,892	$5,519	$4,953	$11,411	$10,360
Reconciliation of GAAP to non-GAAP income (loss) from operations
GAAP income (loss) from operations	$(1,513)	$159	$5,468	$(1,354)	$9,583
Special items:
a) Stock-based compensation expense	1,075	870	638	1,945	1,160
b) Acquisition related adjustments	624	146	-	770	-
c) Acquisition related costs	20	477	-	497	-
Non-GAAP income from operations	$206	$1,652	$6,106	$1,858	$10,743
Reconciliation of GAAP to non-GAAP income (loss) before income tax expense (benefit)
GAAP income (loss) before income tax expense (benefit)	$(1,245)	$814	$6,109	$(431)	$10,799
Special items:
a) Stock-based compensation expense	1,075	870	638	1,945	1,160
b) Acquisition related adjustments	624	146	-	770	-
c) Acquisition related costs	20	477	-	497	-
Non-GAAP income before income tax expense (benefit)	$474	$2,307	$6,747	$2,781	$11,959
Reconciliation of GAAP to non-GAAP net income (loss)
GAAP net income (loss)	$(1,028)	$660	$6,089	$(368)	$10,763
Special items:
a) Stock-based compensation expense	1,075	870	638	1,945	1,160
b) Acquisition related adjustments	624	146	-	770	-
c) Acquisition related costs	20	477	-	497	-
Non-GAAP net income	$691	$2,153	$6,727	$2,844	$11,923
Reconciliation of GAAP income (loss) per diluted share to non-GAAP income per diluted share
GAAP income (loss) per diluted share	(0.03)	0.02	0.20	(0.01)	0.36
Special items:
a) Stock-based compensation expense	0.03	0.03	0.03	0.06	0.04
b) Acquisition related adjustments	0.02	0.00	-	0.03	-
c) Acquisition related costs	0.00	0.02	-	0.02	-
Non-GAAP income per diluted share	0.02	0.07	0.23	0.10	0.40

a) Represents compensation expense for equity awards granted to employees and directors

b) Represents amortization of intangible assets and fair value adjustment to inventory related to the Company's business acquisition

c) Represents acquisition activity costs

Non-GAAP measures should not be considered a replacement for GAAP results. The non-GAAP measures indicated above are financial measures the Company uses to evaluate the underlying results and operating performance of the business. The limitation of these measures are that they exclude items that impact the Company's current period GAAP measures. This limitation is best addressed by using these measures in combination with the most directly comparable GAAP financial measures. These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies.

We believe these measures enhance investors' ability to review the Company's business from the same perspective as the Company's management and facilitate comparisons of this period's results with prior periods.

Aehr Test Systems Reports Second Quarter Fiscal 2025 Financial Results

January 13, 2025

AEHR TEST SYSTEMS
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	November 29,	May 31,
(In thousands, except par value)	2024	2024
ASSETS
Current assets:
Cash and cash equivalents	$32,217	$49,159
Accounts receivable	7,333	9,796
Inventories	43,776	37,470
Prepaid expenses and other current assets	5,195	1,423
Total current assets	88,521	97,848
Property and equipment, net	4,306	3,253
Goodwill	10,742	-
Purchase intangible assets, net	11,512	-
Deferred tax assets, net	18,585	20,773
Operating lease right-of-use assets, net	6,038	5,734
Other non-current assets	2,576	304
Total assets	$142,280	$127,912
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,854	$5,332
Accrued expenses	5,392	3,366
Operating lease liabilities, short-term	858	465
Deferred revenue, short-term	613	1,345
Total current liabilities	11,717	10,508
Operating lease liabilities, long-term	5,574	5,732
Deferred revenue, long-term	52	41
Other long-term liabilities	1,756	38
Total liabilities	19,099	16,319

Shareholders’ equity:
Preferred stock, $0.01 par value: Authorized: 10,000 shares;
Issued and outstanding: none	-	-
Common stock, $0.01 par value: Authorized: 75,000 shares;
Issued and outstanding: 29,709 shares and 28,995 shares at November 29, 2024 and May 31, 2024, respectively	297	289
Additional paid-in capital	142,593	130,612
Accumulated other comprehensive loss	(191)	(158)
Accumulated deficit	(19,518)	(19,150)
Total shareholders' equity	123,181	111,593
Total liabilities and shareholders’ equity	$142,280	$127,912

Aehr Test Systems Reports Second Quarter Fiscal 2025 Financial Results

January 13, 2025

AEHR TEST SYSTEMS
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

	Six Months Ended
	November 29,	November 30,
(In thousands)	2024	2023
Cash flows from operating activities:
Net income (loss)	$(368)	$10,763
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Stock-based compensation expense	1,945	1,160
Depreciation and amortization	953	283
Deferred income taxes	(90)	-
Amortization of operating lease right-of-use assets	506	337
Accretion of investment discount	-	(130)
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	3,718	12,037
Inventories	(3,638)	(9,996)
Prepaid expenses and other current assets	(2,940)	(2,245)
Accounts payable	(1,880)	(5,099)
Accrued expenses	5	(974)
Deferred revenue	(1,209)	(2,703)
Operating lease liabilities	(478)	(89)
Income taxes payable	(17)	12
Net cash provided by (used in) operating activities	(3,493)	3,356

Cash flows from investing activities:
Purchases of property and equipment	(518)	(440)
Proceeds from maturities of investments	-	18,000
Payments for business acquisition, net of cash and cash equivalent acquired	(10,615)	-
Net cash provided by (used in) investing activities	(11,133)	17,560

Cash flows from financing activities:
Proceeds from issuance of common stock under employee plans	831	1,092
Shares repurchased for tax withholdings on vesting of restricted stock units	(343)	(1,460)
Proceeds from issuance of common stock from public offering, net of issuance costs	-	(72)
Net cash provided provided by (used in) financing activities	488	(440)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(3)	(16)

Net increase (decrease) in cash, cash equivalents and restricted cash	(14,141)	20,460

Cash, cash equivalents and restricted cash, beginning of period (1)	49,309	30,204
Cash, cash equivalents and restricted cash, end of period (1)	$35,168	$50,664

(1) Includes restricted cash within prepaid expenses and other current assets and other non-current assets.